AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 1, 2006 REGISTRATION NO. 333 - ________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              (Amendment No. ___ )

                          ISLAND RESIDENCES CLUB, INC.
   ---------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

                                    DELAWARE
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            (State of jurisdiction of incorporation or organization)

                                      6552
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            (Primary Standard Industrial Classification Code Number)

                                   20-2443790
             ------------------------------------------------------
                       (I.R.S. Employer Identification No.)

                            1769-203  JAMESTOWN  ROAD
                            WILLIAMSBURG,  VA  23185
                                 (757) 927-6848
--------------------------------------------------------------------------------
           (Address and telephone number of principal executive office)

                            1769-203  JAMESTOWN  ROAD
                            WILLIAMSBURG,  VA  23185
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                   GRAHAM J. BRISTOW, CHIEF EXECUTIVE OFFICER
                          ISLAND RESIDENCES CLUB, INC.
                                  P.O. BOX 1947
                          NOOSA HEADS, QUEENSLAND 4567
                            AUSTRALIA 61-7-5474-1180
     -----------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                 WITH A COPY TO:
                                 APRIL E. FRISBY
                                 WEED & CO. LLP
                         4695 MACARTHUR CT., SUITE 1430
                             NEWPORT BEACH, CA 92660
                                 (949) 475-9086

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities of 1933 check the following box. [X]

If this Form is filed to register additional securities for any offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                        CALCULATION AND REGISTRATION FEE
                        --------------------------------

Title of each class of                        Amount to      Proposed maximum offering  Proposed maximum aggregate     Amount of
securities to be registered.                be registered        price per unit(1)         offering  price(1)      registration fee.
----------------------------------------  -----------------  -------------------------  -------------------------  -----------------
Common stock, $.0001 par value per share  16,337,000 Shares           $1.00(1)                 $16,337,000             $1,748.06

(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price in the above table are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) & (c).

     The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE  INFORMATION  IN  THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

      Preliminary Prospectus, subject to Completion, dated ________, 2006.


                          ISLAND RESIDENCES CLUB, INC.

                Offering Up to 16,337,000 Shares of Common Stock

All of the shares of common stock, $.0001 par value, of Island Residences Club, Inc., a Delaware corporation, offered hereby (the "Offering") are by selling shareholders of the company. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by us.

The  shares  of  our  common  stock  are  currently  not  traded.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE
   SECURITIES IN THIS OFFERING ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK
                        FACTORS" BEGINNING ON PAGE 6.

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

                 NEITHER THE SECURITIES AND EXCHANGE COMMISSION
                NOR ANY STATE SECURITIES COMMISSION HAS APPROVED
                OR DISAPPROVED OF THESE SECURITIES OR DETERMINED
                IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject  to completion, the date of this prospectus is __________________, 2006.


                                            TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
PROSPECTUS  SUMMARY                                                                             5
RISK  FACTORS                                                                                   6
FORWARD  LOOKING  STATEMENTS                                                                   12
USE  OF  PROCEEDS                                                                              12
DETERMINATION  OF  OFFERING  PRICE                                                             12
SELLING  SECURITY  HOLDERS                                                                     12
PLAN  OF  DISTRIBUTION                                                                         13
LEGAL  PROCEEDINGS                                                                             14
DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS                             15
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  &  MANAGEMENT                            18
DESCRIPTION  OF  SECURITIES                                                                    19
INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                                                     19
DISCLOSURE  OF  COMMISSION  POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT LIABILITIES    19
ORGANIZATION  WITHIN  LAST  FIVE  YEARS                                                        19
DESCRIPTION  OF  BUSINESS                                                                      19
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION                               20
DESCRIPTION  OF  PROPERTY                                                                      24
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                                             24
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS                                25
EXECUTIVE  COMPENSATION                                                                        26
FINANCIAL  STATEMENTS                                                                          28
CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON ACCOUNTiNG AND  FINANCIAL DISCLOSURE    28

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto, included elsewhere in this prospectus.

Investment in our securities involves risks. We encourage you to read the entire prospectus carefully. In particular, note the following:

- We have limited revenues, operating and net losses and we expect our losses to continue indefinitely;
- Our auditor has expressed substantial doubt about our ability to continue as a going concern;
-    We have  limited  operating  history;
- We have not yet engaged in significant marketing activities to determine whether there is a market for our services; and
- We will need $250,000.00 of additional funding to continue operations for the next year.

Business

Island Residences Club, Inc. is a Delaware corporation with principal executive offices located at 1769-203 Jamestown Road, Williamsburg, VA 23185, where its phone number is (757) 927-6848.

Our principal business includes the development, management and operations of luxury resorts and residences and marketing and selling vacation stay entitlement rights in the form of vacation points. The rights are issued as stay entitlements in the Island Residences Club, Inc. and an affiliate's luxury properties including the recently completed Bali Island Villas in Seminyak, Bali. There is a minimum of 1,000 rights required to be owned for a period of more than one year that entitles the owner of the rights to 10 nights stay valued at $250 per night. These Villas have been developed by and are operated by PT Island Concepts Indonesia Tbk for the Island Residences Club. PT Island Concepts Indonesia Tbk is working with the company to (i) acquire, develop and operate other vacation ownership resorts in Bali, Asia and beyond, (ii) provide financing to individual purchasers of vacation rights and (iii) provide resort management and maintenance services to vacation ownership resorts. Island
Residences Club, Inc. holds a 19.4% investment in a listed Indonesian corporation, PT Island Concepts Indonesia Tbk. Island Residences Club, Inc. and PT Island Concepts, Indonesia are related parties with common ownership and officers.

Our business focus will be on Australasia, Mexico and North and Central America.

The  Offering

This prospectus relates to the sale of up to 16,337,000 shares of our common stock by the selling stockholders. 4,000,000 shares and 6,000,000 shares, respectively, were issued by us to Meridian Capital Pacific HK Ltd., an affiliate, pursuant to stock purchase agreements dated March 17, 2005 and November 17, 2005. 1,000,000 shares were issued to Francis Street Pty Ltd for consulting services. Meridian Capital Pacific HK Ltd. and Francis Street Pty Ltd are both controlled by Graham Bristow, CEO of the company. Theodore Smith was issued 310,000 shares for consulting services. Richard Woods was issued 100,000 shares for consulting services. Weed & Co. LLP was issued 75,000 shares for legal services. James Rowbotham was issued 12,000 shares for services rendered as an officer of the company. Angela Whichard, Inc. was issued 1,600,000 shares pursuant to a Share Exchange Agreement dated November 17, 2005. Frank Josep Kristan was issued 1,000,000 shares for consulting services rendered to the company. 2,240,000 shares were gifted to 525 shareholders by Meridian Capital Pacific HK Ltd. an affiliate of the company. Of these amounts, 11,622,500 shares are being offered by affiliates of the company, including Meridian, Francis Street, Graham Bristow (500,000 shares held by his wife, Margaret Ann Ojala), James Rowbotham (62,000 shares, including 50,000 shares held jointly with his spouse), John Kennerley, our chairman (48,000 shares, which includes 24,000 shares held by his wife, Kerri-Anne Kennerley), Bob Bratadjaya (12,000 shares) and Joseph Joyce, a director of the company (500 shares).

Our  common  stock  is  not  publicly  traded.

Summary  Financial  Information

The following summary financial information has been derived from our financial statements and should be read in conjunction with the financial statements and the related notes thereto appearing elsewhere in this prospectus.

                           Fiscal  Year  Ended              Six  Months  Ended
                            5/31/05  (audited)             11/30/05  (unaudited)
                            ------------------             ---------------------

Balance  Sheet  Data:
Total  Assets                    $     40,000                      $  1,495,500
Total  Current  Liabilities      $     21,248                      $    201,976
Total  Stockholders'  Equity     $     18,752                      $  1,293,524

Statement  of    Operations:
Revenues                         $          0                      $    135,000

Expenses                         $      8,973                      $    187,971
Other  expense                   $          0                      $          0
Net  Income  (Loss)              $     (8,973)                     $   (147,471)
Income  (Loss)  Per  Share       $       (0.0)                     $      (0.02)
Shares  Outstanding                 6,240,000                         6,490,000


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose some or all of your investment. Island Residences Club, Inc.'s business faces many business risks arising from direct and indirect influences and factors. These risks include the following:

RISKS  RELATING  TO  OUR  BUSINESS

WE  HAVE  OPERATING  LOSSES  AND  WE  ANTICIPATE  FUTURE  LOSSES.

We have only recently begun to generate limited revenues. We incurred losses of $8,973 and $147,471, respectively, for the fiscal year ended May 31, 2005 and the six months ended November 30, 2005. We anticipate that losses will continue until such time, as revenue from operations is sufficient to offset our operating costs, if ever.

WE WILL NEED SIGNIFICANT ADDITIONAL FUNDS TO CONTINUE OPERATIONS, WHICH WE MAY NOT BE ABLE TO OBTAIN.

We have historically satisfied our working capital requirements through borrowings from a majority shareholder. We will continue to seek additional funds through such channels and from collaborative and other arrangements with corporate partners. In particular, we will need $250,000.00 in funding to continue our operations for the next twelve months. There is no guarantee that the shareholder will continue to advance us funds. Further, we may be unable to obtain from other sources adequate funds when needed or funding that is on terms acceptable to us. If we fail to obtain sufficient funds, we may need to delay, scale back or terminate some or all of our business plans along with our anticipated expansion. We have no definite plans to obtain necessary funding.

OUR  LIMITED  OPERATING  HISTORY  MAKES  EVALUATION  OF  OUR BUSINESS DIFFICULT.

We have a limited operating history and have encountered, and expect to continue to encounter, many of the difficulties and uncertainties often faced by early stage companies. We were incorporated in the State of Delaware on July 16, 2002. On March 17, 2005, we commenced operations relating to our vacation rights. Accordingly, we have only a limited operating history by which you can evaluate our business and prospects. An investor in our shares must consider our business and prospects in light of the risks, uncertainties and difficulties frequently encountered by early stage companies, including limited capital, delays in product development, possible marketing and sales obstacles and delays, inability to gain customer acceptance or to achieve significant distribution of our products to customers, and significant competition. We may not be able to successfully address these risks. If we are unable to address these risks, our business may not grow, our stock price may suffer, and we may be unable to stay in business.

OUR BUSINESS PLAN IS SUBJECT THE RISK OF TERRORISM, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO GENERATE REVENUE.

There is a threat to our business plan from terrorism or more accurately the threat of terrorism. This has changed the world as we knew it prior to September 11, 2001 and the war with Iraq has done nothing to change this. The single event of September 11 caused a massive shift in market forces and desires to visit previously popular travel and tourist destinations. The effect of this may be that places that have long been rated as great travel destinations and even topped the polls in many travel publications are suffering low occupancy rates due to the perceived risks of terrorism. Further, the threat of terrorism may lead tourists to vacation in their own countries or seek to spend less time in the air or to stay in high rise hotel resorts. Travelers may even drive to their holiday destination when possible.

If we are unable to find tourists for our resort villas or vacation home market sector due to the risk of terrorism or other societal factors, our business plan and our ability to generate revenue may suffer.

WE ARE SUBJECT TO THE IMPACT OF FOREIGN CURRENCY EXPOSURE, WHICH CANNOT BE PREDICTED.

We quote our rates for accommodation and services in both US dollars and the local destination's currency. Although there will always be pressure on currencies, purchases and costs are primarily in local currency and not affected to any extent by the cross currency rates. We employ local staff on local wages and conditions, and acquire all goods and services from local suppliers. Deposits taken or envisaged to be taken in foreign currency from guests is not deemed to be significant as to cause concern to us. We have no borrowings and all loans and investments made have been converted to capital and into local currency; and therefore no exposure to currency fluctuations. However, our operations could be harmed if we are unable to protect ourselves against currency fluctuations in the future.

OUR BUSINESS IS SUBJECT TO THE RISK OF LABOR SHORTAGES AND STRIKES; WHICH COULD NEGATIVELY IMPACT OUR OPERATIONS.

We are in the property development, hospitality and service industry and could possibly face the risk of labor strikes and shortages. The risk is sufficient enough to hamper the smooth operation of our various business units. We have issued stock to our founding employees and will provide for future staff through warrants and other ownership and financial benefits. We are making efforts toward improvement of the employees' welfare and further educational development and have always been a fair employer in both conditions of work and reward.

In Bali and other destinations outside the U.S., we face many cultural and traditional difficulties, in the fact that many of its employees are local. We employ a cross section and varied work force of different religious and ethnic backgrounds.

DUE TO THE GEOGRAPHIC LOCATION OF OUR BUSINESS, OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION ARE SUBJECT TO REGIONAL ECONOMIC CONDITIONS.

In common with other businesses operating in this sector, we are affected by regional economic conditions including, without limitation, interest rates, exchange rates, taxation regulations and rates, employment rates and conditions, global and local economic cycles, global and local political stability, customer confidence in the region, and security. Also, government fiscal, monetary and regulatory policies may also have a significant adverse effect on offshore investment and confidence in the various economies in which we operate.

As we operate in the property development, hospitality and real estate sector, our inability to sell, rent or lease when appropriate may adversely affect our financial condition. Real estate or property assets, especially "luxury" resorts and residences, generally cannot be sold quickly. We may not be able to vary our portfolio of residences or other real estate promptly in response to economic or other conditions. This inability to respond promptly to changes in the performance of our assets could adversely affect our ability to return a profit and ultimately a dividend to shareholders.

OUR SUCCESS WILL DEPEND IN PART ON THE CONTINUED SERVICES OF OUR KEY EMPLOYEES AND CONSULTANTS.

The loss or resignation of one or more of our key employees or consultants could have a material adverse affect on our business, operating results and financial condition and statutory obligations.

We do not employ a large proportion of ex-patriots or foreign staff preferring to draw on the local work force. All employees, including executive management, are engaged locally on local remuneration packages under local conditions of employment or engagement in local currency. We have five (5) year consultancy contracts in place for some of our executives.

OUR BUSINESS OPERATIONS ARE DEPENDENT ON THE CONTINUED DEVELOPMENT AND AVAILABILITY OF INFORMATION TECHNOLOGY.

Our business is dependent on information technology, the continued development of IT systems and the continued availability of technical services of our advisors and consultants, in particular architectural and design services, and building and construction services.

Further, the business is reliant on the continued availability and continued operation of telecommunications links, along with network infrastructure and computer systems that are owned and operated by third parties. To ensure the maximum of availability, we host our internet-based systems and database both in the U.S. and in Bali, Indonesia as well as operating a full back system locally.

Some of our accommodations, property sales and rental leads will be generated from our website and/or third-party travel and real estate websites. Internet traffic may vary depending upon the position the company's information is placed by search engines such as "Google."

We have no control over search engine results. Similarly many travel reviews either published in magazines or on websites that may appear in search results could project a negative, uncontested review of our services and impact negatively our financial condition and results of operation.

WE ARE SUBJECT TO GOVERNMENT REGULATIONS AFFECTING THE PROPERTY DEVELOPMENT, HOSPITALITY, TRAVEL, TOURISM AND REAL ESTATE SECTOR, WHICH MAY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATION.

The costs of complying with government regulations, or failure to comply with such regulations, could affect our financial condition and results of operation. There are numerous central and provincial government as well as local regulations; or cultural and religious customs affecting our or sensitive to our business sector. There are specific regulations affecting the accommodation, hospitality and building industries, including building and zoning requirements or changes to such zonings. The requirement to obtain permits and specific industry licenses could delay and prevent business expansion or limit existing business operations.

PT Island Concepts Indonesia Tbk has been granted a hotel, bar and restaurant license for the Bundung Regency in Bali, Indonesia to operate Residences & Resorts on behalf of the Island Residences Club, Inc. There is no guarantee that similar licenses can be obtained in other jurisdictions where we intend to operate.

WE  ARE  SUBJECT  TO  THE  RISK  OF  CATASTROPHIC  LOSS.

PT Island Concepts Indonesia Tbk has comprehensive public and specific liability insurance coverage for fire, floods, storms, tempests, earthquakes and certain machinery failures for the properties it operates on behalf of us in Bali. There are, however, certain types of catastrophic losses that are not generally insured because it is not economically feasible to insure against such losses. Should an uninsured loss or a loss in excess of insured limits occur with respect to any property, we could lose our capital invested in the property, as well as the anticipated future revenue from the property thereby negatively affecting the company's financial condition and results of operation.

WE ARE SUBJECT TO ENVIRONMENTAL RISKS THAT MAY NEGATIVELY AFFECT OUR OPERATING COSTS.

We are subject to environmental risks that could be costly. Our operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of compliance with future environmental legislation.

Environmental laws may impose restrictions on the manner in which a property may be used or in which businesses may be operated.

While within our current destinations we have not been cited by any government authority, believe we are at risk, or have knowledge of breach of any government ordinance or environmental issue, we cannot assure investors that we will not be affected at a future date.

OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER CONTROLS A SIGNIFICANT PERCENTAGE OF OUR COMMON STOCK.

As of April 7, 2006, Graham Bristow, our President and Chief Executive Officer, through affiliated entities and a family member controls approximately 70.4% of our outstanding common stock. Accordingly, Mr. Bristow may be able to influence all matters requiring stockholder approval, including election of directors and approval of significant corporate transactions. This concentration of ownership, which is not subject to any voting restrictions, could limit the price that investors might be willing to pay for our common stock. In addition, Mr. Bristow and his affiliates may be in a position to impede transactions that may be desirable for other stockholders. He could, for example, make it more difficult for anyone to take control of us.

RISKS  RELATING  TO  OUR  SECURITIES

CURRENTLY, THERE IS NO PUBLIC TRADING MARKET FOR OUR SHARES, AND YOU MAY BE UNABLE TO SELL YOUR SECURITIES.

 If an active market does not develop or, if developed, is not sustained, you may not be able to sell your securities. There is currently no public trading market for our shares. We can provide no assurance that an active market will develop or be sustained for any of these securities. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for purchasers in this offering to resell their securities at any price. Even if an active public market does develop, the market price could decline below the amount you paid for your shares.

THE PRICE AND LIQUIDITY FOR OUR STOCK IS UNCERTAIN AND SHAREHOLDERS MAY BE UNABLE TO RECAPTURE THEIR INVESTMENT IN THE COMPANY.

The prices of stock can rise or fall. Such prices can be affected by a range of factors affecting the stock markets generally or the markets directly or the industry in which our business operates. In addition, liquidity in the trading of stocks can be affected by a range of matters beyond the control of the company. Further, our common stock has not been traded on any public market. We cannot predict the extent to which a trading market might develop or how liquid that market might become.

There is no guarantee of any return in respect to an investment in stocks whether a return by way of profit or capital.

WE MUST COMPLY WITH PENNY STOCK REGULATIONS WHICH COULD EFFECT THE LIQUIDITY AND PRICE OF OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:

-    Deliver  a  standardized  risk  disclosure  document  prepared  by the SEC;
- Provide the customer with current bid and offers quotations for the penny stock;
- Explain the compensation of the broker-dealer and its salesperson in the transaction;
- Provide monthly account statements showing the market value of each penny stock held in the customer's account;
- Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's consent; and
-    Provide  a  written  agreement  to  the  transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock, if any. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

                           FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the "risk factors" section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the 16,337,000 shares of common stock offered by the selling stockholders.

                         DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares from time to time in negotiated transactions, brokers transactions or a combination of such methods at market prices prevailing at the time of the sale or at negotiated prices.

                            SELLING SECURITY HOLDERS

As of April 7, 2006, a total of 16,337,000 shares of our common stock were outstanding. The following table sets forth information as of that date regarding beneficial ownership of our common stock both before and immediately after the offering by the selling stockholders. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable. Changes in the selling security holders occurring after the date of this prospectus will be reflected by our filing a Rule 424(b) prospectus with the Commission.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. As used in this prospectus, "selling stockholders" includes donees, pledges, transferees and other successors-in-interest selling shares received from the named selling shareholder as a gift, pledge, distribution or other non-sale related transfer.

All 16,337,000 outstanding shares of our common stock at April 7, 2006 are being offered under this prospectus. 4,000,000 shares and 6,000,000 shares, respectively, were issued by us to Meridian Capital Pacific HK Ltd. pursuant to stock purchase agreements dated March 17, 2005 and November 17, 2005. 1,000,000 shares were issued to Francis Street Pty for consulting services. Theodore Smith was issued 310,000 shares for consulting services. Richard Woods was issued 100,000 shares for consulting services. Weed & Co. LLP was issued 75,000 shares for legal services. James Rowbotham was issued 12,000 shares for services rendered as an officer of the company. Angela Whichard, Inc. was issued 1,600,000 shares pursuant to a Share Exchange Agreement dated November 17, 2005. Frank Josep Kristan was issued 1,000,000 shares for consulting services rendered to the company. 2,240,000 shares were gifted to 525 shareholders by Meridian Capital Pacific HK Ltd., an affiliate of the company. Of these amounts, 11,622,500 shares are being offered by affiliates of the company, including Meridian Capital Pacific HK Ltd. (10,000,000 shares), Francis Street Pty Ltd. (1,000,000 shares), James Rowbotham, Chief Operations Officer of the company (62,000 shares, including 50,000 shares held jointly with his wife), Graham Bristow (500,000 shares held by his wife, Margaret Ann Ojala), James Kennerley (48,000 shares which includes 24,000 shares held by his wife, Kerri-Anne Kennerley), Bob Bratadjaya (12,000 shares) and Joseph Joyce, a director of the company (500 shares). Graham Bristow, our CEO, controls Meridian Capital Pacific HK Ltd. and Francis Street Pty Ltd.

Name of Selling Shareholder  Ownership before the Offering  Amount to be Offered  Amount and Percentage Owned After the Offering(2)
---------------------------  -----------------------------  --------------------  -------------------------------------------------
(1)

(1)  Selling  shareholders  to  be  added  by  amendment
(2) These numbers assume the selling shareholders sell all of their shares prior to the completion of the offering.

                              PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. After such time, the selling stockholders may sell the shares from time to time:

- in transactions on the Pink Sheets, the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or
- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;
-    at prices  related  to  such  prevailing  market  prices;
-    in negotiated  transactions,
-    in a combination  of  such  methods  of  sale;  or
-    any other  method  permitted  by  law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. The selling security holders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

-    engage  in any stabilization activity in connection with any of the shares;
-    bid for  or purchase any of the shares or any rights to acquire the shares,
- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or
- effect any sale or distribution of the shares until after the prospectus has been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as a principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

                                LEGAL PROCEEDINGS

There are no legal proceedings against us and we are unaware of any proceedings contemplated against us.

                   DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
                               AND CONTROL PERSONS

The following table sets forth the name and age of our directors and executive officers, along with their principal offices and positions as of April 7, 2006. Our executive officers are elected annually by the Board. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board. Unless described below, there are no family relationships among any of the directors and officers.

       NAME            AGE                        POSITION
---------------------- ----    -------------------------------------------------
John  R.  Kennerley     65     Chairman  of  the  Board
Graham  J.  Bristow     58     Director,  President  and Chief Executive Officer
Bob  Bratadjaya         40     Director,  Secretary  and  Treasurer
James Rowbotham         59     Chief Operating Officer,
                               Vice President of Operations
Joseph  Anthony  Joyce  58     Director

JOHN  R.  KENNERLEY  --  Chairman  and  Director

Born September 1939, John is an Australian and European passport holder. He lives in Sydney, Australia with his wife, Australian television host, Kerri-Anne Kennerley. He was involved early in his career with Grand Prix racing and world championship winner Sterling Moss. He was a member of the Board of the Directors of Vernon Pools, and in 1977, negotiated with the New York State Lottery to introduce Lotto into the State of New York. He was President of Games Management, Inc., the operating company of the New York Lotto.

After the sale of Vernon Pools, he relocated to Australia and became a director of Fulfillment Australia Ltd. before it was sold to TNT Group and Vusion Pacific Pty Ltd that was involved in the manufacturing and distribution of electronic sign boards.

In 1999, he became Chairman of Meridian Pacific Capital Pty Ltd, a related company to Meridian Pacific Investments HK Ltd, a provider of venture capital.

John is an independent director and is not engaged in the day to day business of the company.

GRAHAM  J.  BRISTOW  --  President,  Chief  Executive  Officer  and  Director

Born in July 1947, in Hastings, New Zealand, he resides in Noosa Heads, Queensland, Australia and is a dual New Zealand and Australian citizen.

Graham moved to Australia in 1992 after a career in the telecommunications and transport industries. He became joint managing director and founding shareholder of Omni Telecommunications, Ltd. in Melbourne Australia, listing the company's securities on the ASX (Australian Stock Exchange) via a reverse merger with Henry B. Smith Ltd.

He resigned in 1996 to form an internet start-up, LibertyOne, Ltd., taking the company public on the ASX in 1998. Graham was Managing Director and major shareholder, relocating to California in 1999 to establish a North American subsidiary of the company.

In 2000, upon leaving LibertyOne, Ltd., he formed Meridian Pacific Capital Pte, Ltd., an Asian based venture capital company. He was a director of an Indonesian listed company PT Indoexchange Tbk in 2002 until June 2004 and invested in PT Island Concepts Indonesia, Tbk in 2002, a villa development and management company located on the island of Bali.

Graham is an officer and director of the company, actively involved in the day to day operations.

BOB  BRATADJAYA  --  Secretary,  Treasurer  and  Director

Bob was born in Central Java, Indonesia, is 40 years of age and married with two children. He obtained a law degree from the University of Jakarta and worked within the capital markets as corporate lawyer.

He joined PT Courts Indonesia, a Club concept retailer in 2000 and successfully took the company public on the Jakarta and Surabaya Stock Exchange in 2003. Bob was a corporate secretary of Courts.

Bob jointed PT Island Concepts Indonesia, Tbk. in mid 2004 as corporate secretary and as head of due diligence committee in preparation of the company going public on the Surabaya Stock Exchange.

He recently joined the board of Island Residences Club, Inc. and was appointed as treasurer and corporate secretary.

JAMES  ROWBOTHAM-  Chief  Operating  Officer,  Vice  President  of  Operations

Born in 1947 in Lewiston, Maine, James is a US citizen. He lives in Kennebunkport, Maine with his wife Nancy.

James obtained a Bachelor of Science degree in Business Management from the Rochester Institute of Technology in Rochester New York and has completed real estate courses with the University of Maine in Portland, Maine.

James owned and operated Rumsford Publishing Co. that provided newspapers, publishing and commercial printing services. He sold the company in 1975.

He has had more than 20 years experience in real estate sales, marketing and development of both residential and commercial properties. He owned and operated Barge Construction Co. that provided commercial and residential construction services in the New England area. During this period he also worked for Palmer Russell Realty in Brookline, MA and developed the Belnap Mall in Laconia, NH.

James is a principal in Old Cape Enterprises that developed and sold residential and commercial real estate properties in Kennebunkport, ME.

James currently is currently a Vice President with Island Residences Club and responsible for business development and operations.

JOSEPH  ANTHONY  JOYCE  -  Director

Born February 1947, Liverpool, UK, Joe is a New Zealand and EU passport holder. He lives in Sydney, Australia with his wife Anne who is CEO of the Australian Government Telecommunications Regulating Organization.

Joe obtained an MBA from the University of Auckland, New Zealand before leaving for Australia and joining LibertyOne, an Australian listed internet start-up company in 1997 as its general manager for new technology development being largely engaged in educational, interactive video, web casting business development. He was responsible for due diligence, research and development activities.

He left to start Maestro Business Systems Pty Ltd, a developer, systems integrator and marketer of specialist employment and event management software solutions. Joe is founding and majority shareholder and Chairman and CEO of the company which is successful in its field both in Australia and overseas. He opened a Hong Kong operation and became a fellow of the Hong Kong Institute of Directors in 1999.

He remains with Maestro Business Systems and joined the board of Island Residences Club, Inc. in 2004 as an independent director.

COMMITTEES  OF  THE  BOARD  OF  DIRECTORS

We presently do not have any committees but expects to establish the following committees in the next fiscal year.

Executive  Committees.  The  Board  of  Directors  will  establish  an executive
---------------------
committee (the "Executive Committee"), which will be granted such authority as may be determined from time to time by a majority of the Board of Directors. We expect that the Executive Committee will consist of the Founders and at least one independent director. All actions by the Executive Committee will require the unanimous vote of all its members.

Audit  Committee.  The Board of Directors will establish an audit committee (the
----------------
"Audit Committee"), which will consist of two or more independent directors. The Audit Committee will be established to make recommendations concerning the engagement of independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls.

Compensation  Committee.  The  Board  of Directors will establish a compensation
-----------------------
committee (the "Compensation Committee"), which will consist of two or more non-employee or independent directors to the extent required by Rule 16b-3 under the Exchange Act, to determine compensation for our senior executive officers and advisors.

Our  Board  of  Directors  initially  will  not  have  a  nominating  committee.

DIRECTORS  AND  OFFICERS  INSURANCE

We will apply for a directors and officers liability insurance policy with coverage typical for a public company such as the company that will become effective upon the effectiveness of the registration statement. The directors and officers liability insurance policy insures (i) the officers and directors of the company from any claim arising out of an alleged wrongful act by such person while acting as officers and directors of the company, (ii) the company to the extent it has indemnified the officers and directors for such loss and
(iii) the company for losses incurred in connection with claims made against the company for covered wrongful acts.

INDEMNIFICATION  OF  OFFICERS

The Certificate of Incorporation provides for the indemnification of our officers and directors against certain liabilities to the fullest extent permitted under applicable law. The Certificate of Incorporation also provides that our directors and officers be exculpated from monetary damages to the fullest extent permitted under applicable law.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The information in the following table sets forth information regarding the beneficial ownership of the common stock of the company as of April 7, 2006, of 16,337,000 with respect to (i) each person known by the company who beneficially owns 5% or more of the outstanding shares of Common Stock, (ii) each person who is a director or named executive officer of the company and (iii) all directors and executive officers of the company as a group.

Name  and  Address  of  Beneficial  Owner  (1)     Shares     Percentage
----------------------------------------------     ------     ----------
John  Kennerley,  Chairman(2)
1769-203  Jamestown  Road
Williamsburg,  VA  23185                           48,000         <1%

Graham  Bristow,  President,
CEO  and  Director  (3)(4)(5)
1769-203  Jamestown  Road
Williamsburg,  VA  23185                       11,500,000       70.4%

Bob  Bratadjaya,  Secretary,
Treasurer  and  Director
1769-203  Jamestown  Road
Williamsburg,  VA  23185                           12,000         <1%

James  Rowbotham
Chief  Operating  Officer
1769-203  Jamestown  Road
Williamsburg,  VA  23185                           62,000         <1%

Joseph  Anthony  Joyce,  Director
1769-203  Jamestown  Road
Williamsburg,  VA  23185                              500         <1%

Meridian  Pacific  HK  Ltd  (4)
P.O.  Box  1947  Noosa  Heads
Queensland  4567,  Australia                   10,000,000       61.2%


Francis  Street  Pty  Ltd(5)
P.O.  Box  1947  Noosa  Heads                   1,000,000        6.1%
All  directors  and  executive
officers  as  a group (5 persons)              11,622,500       71.1%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and unless otherwise indicated, represents securities for which the beneficial owner has sole voting investment power or has the power to acquire such beneficial ownership within 60 days.
(2)  48,000  shares  are  owned  by  Mr. Kennerley's wife, Kerri-Anne Kennerley.
(3)  Includes  500,000  shares  held  by Mr. Bristow's wife, Margaret Ann Ojala.
(4) Meridian Pacific Investments HK Ltd. owns 10,000,000 shares and is majority owned and controlled by Graham J. Bristow.
(5) 1,000,000 shares are owned by Francis Street Pty Ltd which Mr. Bristow controls.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.0001 per share, of which there are 16,337,000 shares issued and outstanding as of April 7, 2006 and 20,000,000 shares of preferred stock, par value $.0001 per share, of which none have been designated or issued. The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation and the By-laws, copies of which are as exhibits to this registration statement.

Common  Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in their discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share pro rata in all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Weed & Co. LLP has rendered an opinion on the validity of the securities being registered. Weed & Co. LLP owns 75,000 shares of common stock of the company.

The financial statements included in this prospectus, have been audited by Kabani & Co, CPAs, independent auditors, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

<PAGE?

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

Please  see  Certain  Relationships  and  Related  Transactions.

                             DESCRIPTION OF BUSINESS

HISTORY

Island Residences Club, Inc., formerly Hengest Investments, Inc. and Island Investments, Inc., was incorporated in the State of Delaware on July 16, 2002. On March 10, 2004, T. Chong Weng, the sole shareholder of Hengest Investments, Inc., entered into a Share Purchase Agreement with Meridian Pacific Investments HK Ltd. pursuant to which Meridian acquired 2,240,000 shares owned by Mr. Weng on March 10, 2004, representing 100% of the outstanding shares of the company. The total consideration paid by Meridian for the shares was US$35,000. Meridian used working capital funds to purchase the Hengest
shares.   Before  to  this  transaction  there  was  no  relationship  between
Meridian and the company or Mr. Weng nor did Meridian own any securities of the company.

Prior to March 17, 2005, our business plan was to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On March 17, 2005, the company issued 4,000,000 shares to Meridian Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 vacation rights valued at $0. We recorded no value for the rights since they are acquired from a related party whose basis was zero. With this acquisition, our business plan includes marketing and selling vacation stay entitlement rights in the form of vacation points. Specifically, the company operates The Island Residences Club, which includes marketing and sales of memberships and the marketing and sales of vacation rights. The rights are issued as stay entitlements in the Bali Island Villas in Seminyak, Bali. There is a minimum of 1,000 rights required to be owned for a period of more than one year that entitles the owner of the rights to 10 nights stay valued at $250 per night. These Villas have been developed by and are operated by PT Island Concepts Indonesia Tbk for The Island Residences Club. PT Island Concepts Indonesia Tbk is working with the company to (i) acquire, develop and operate other vacation ownership resorts in Bali, Asia and beyond, (ii) provide financing to individual purchasers of vacation rights and
(iii) provide resort management and maintenance services to vacation ownership resorts.

Island Residences Club, Inc., Meridian Pacific Investments and PT Island Concepts, Indonesia Tbk are related parties with common ownership and officers before and after the transaction.

We registered our common stock on a Form 10-SB registration statement filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 12(g) thereof. We file with the Securities and Exchange Commission periodic and episodic reports under Rule 13(a) of the Exchange Act, including quarterly reports on Form 10-QSB and annual reports on Form 10-KSB. We are based in Williamsburg, Virginia.

BUSINESS

We operate internationally and in the hospitality industry as a private residence membership club incorporating property development and management. We recently acquired 4 million shares in PT Island Concepts Indonesia Tbk, and 4 million Vacation Stay Entitlements (Rights) in the Island Villas Bali. The One Bedroom Luxury Villas were completed early April 2005 and will be operated as a private residences club. These acquired Vacation Stay Entitlements are being marketed by us to our members both in the United States and internationally.

We intend to market Villa rentals on the Island of Bali, in Europe, Korea, Japan, South East Asia and Australia via our associate company PT Island Concepts Indonesia Tbk. PT Island Concepts Indonesia Tbk is listed in Indonesia and trades under the ticker symbol "ICON." Island Residences Club, Inc. and PT Island Concepts, Indonesia are related parties with common ownership and officers.

THE  PRODUCTS

We have commenced a sales and marketing campaign to launch the Island Residences Club concept. Initially, properties owned by PT Island Concepts Indonesia Tbk in Seminyak, Bali; Sydney and Noosa Heads, Queensland, Australia will be available to members for vacation and/or business stays. We believe the target market should be the higher income local and expatriate communities in Asia and Europe. We are seeking to acquire and/or develop properties in the United States and Baja, Mexico to launch the Club concept in the US and Canada later in 2006. Club Members will enjoy "stays" at the Island Villas in Bali, a selection of luxury apartments and Villas in Australia, New Zealand, Thailand, Singapore, USA and Mexico and elsewhere when available, each and every year. The membership will receive an annual non-cash right each year to stay at an Island Residences Club property.

Members will be able to extend or sell their annual stay entitlement rights receiving an income on their membership if they elect not to use them in a given year. The Private Residences Club concept is relatively new with companies such as www.exclusiveresorts.com, www.akdestinations.com, www.bellehavens.com, www.emperors-club.com, and www.quintess.com leading the way. Steve Case, founder of AOL, has taken a controlling position in Exclusive Resorts Inc. with an investment of 600m USD. These businesses offer members `annual time plans' (15-60 days) and concierge services at multiple luxury residences and is akin to membership at an exclusive country club. Island Residences Club believes it offers members a new paradigm in the Residence Club concept in that members can enjoy the same luxury and concierge services by simply buying as much `time' as they like through the purchase of vacation rights.

PT Island Concepts Indonesia Tbk will construct unique modern Villas on land it has acquired in Thailand and Mexico. These properties will be modern, contemporary and yet tropical in design and can be sold with or without a lease-back option to the Island Residences Club or with a contract to the company for management and/or sundry letting. We will maintain a policy of keeping our properties in the utmost pristine condition and will sell and roll-over our inventory within a three to five year time frame. We will develop our own properties on both leasehold and freehold land appealing to both local and foreign customers when it is time to sell. Over time, we will develop into essentially a property trust with the increasing value of our inventory creating an increasing asset value for the shareholders. We will also develop a commercial property portfolio consisting of luxury hotels, spas and resorts. These properties will provide the infrastructure to support Villas and Residences located within or adjacent to the Resorts.

PT Island Concepts Indonesia TBK has been granted a boutique hotel license and restaurant license for its Seminyak Villa Resort operation within the regency of Bandung in the province of Bali within the Republic of Indonesia by the Federal Government of Indonesia. Other licenses will be applied for as required.

We are in the process of registering our logo as a trademark in the Republic of Indonesia and the United States. We own URL's www.islandconcepts.com, www.islandresidencesclub.com, www.islandregency.com, www.islandclubestates.com, www.islandclubresidences.com and www.islandvillasbali.com
Information  on  these  websites  is  not  part  of  this  prospectus.

We have not expended any funds in the last two years on research and development activities. We currently have no employees and operate through consultants.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with the information contained in our financial statements and the accompanying Notes.

Plan  of  Operation

Island Residences Club, Inc. has commenced a sales and marketing campaign to launch the Island Residences Club concept. Initially properties owned by PT Island Concepts Indonesia Tbk in Seminyak, Bali; Sydney and Noosa Heads, Queensland, Australia will be available to members for vacation and/or business stays. We believe the target market should be the higher income local and expatriate communities in Asia and Europe. We are seeking to acquire and/or develop properties in the United States and Baja, Mexico to launch the Club concept in the US and Canada later in 2006. Club Members will enjoy "stays" at the Island Villas in Bali, a selection of luxury apartments and Villas in Australia, New Zealand, Thailand, Singapore, USA and Mexico and elsewhere when available, each and every year. The membership will receive a right each year to stay at an Island Residences Club property.

PT Island Concepts Indonesia Tbk will construct unique modern Villas on land it has acquired in Thailand and Mexico. These properties will be modern, contemporary and yet tropical in design and can be sold with or without a lease-back option to the Island Residences Club or with a contract to the company for management and/or sundry letting. We will maintain a policy of keeping our properties in the utmost pristine condition and will sell and roll-over our inventory within a three to five year time frame. We will develop our own properties on both leasehold and freehold land appealing to both local and foreign customers when time to sell. Over time we will develop into essentially a property trust with the increasing value of our inventory creating an increasing asset value for the shareholders. We will also develop a commercial property portfolio consisting of luxury hotels, spas and resorts. These properties will provide the infrastructure to support villas and residences located within or adjacent to the resorts.

Our plan for the next twelve months includes moving forward with next phase of our business plan. PT Island Concepts Indonesia, on behalf of the company, currently has a software and web design team of three persons and a research team of seven persons developing our websites and back and front office software systems. This includes but is not limited to the development of a membership loyalty program, online reservation system and an in-room information system. This work will be moved to the United States when staff and expertise become available or are employed. However, we will continue to maintain a research and online concierge service from Bali. These systems will be for our use and not for resale. We do not intend to seek any specific patents or trademarks but will use a general copyright to protect our property and systems.

We intend to invest up to $10,000,000 in 2006 into property and income producing assets. We intend for these funds to come from further investment from our majority shareholder and/or borrowings secured by property owned by us. There is no guarantee that we will be able to obtain these funds.

We intend to hire up to fifteen persons in 2006, predominately for our Southern California operations, which we have yet to establish.


RESULTS OF OPERATIONS - For the Three Month and Six Month Periods Ended November 30, 2005 and 2004 (unaudited)

During the three months ended November 30, 2005, we began to earn revenue, therefore are no longer a development stage company.

The operations of Island Residences Clubs, Inc will include marketing and selling the vacation stay entitlement rights in the form of vacation points ("vacation rights") The rights are issued as stay entitlements in the Bali Island Villas in Seminyak, Bali. There is a minimum of 1,000 rights required to be owned for a period of more than one year that entitles the owner of the rights to 10 nights stay valued at $250 per night. These Villas have been developed by and are operated by, PT Island Concepts Indonesia Tbk for The Island Residences Club, PT Island Concepts Indonesia Tbk is working with the company to (i) acquire, develop and operate other vacation ownership resorts,
(ii) provide financing to individual purchasers of Vacation Rights and (iii) provide resort management and maintenance services to vacation ownership resorts.

The company has generated $135,000 in revenue from a related party for the three months ended November 30, 2005 as compared to $0 for the three months ended November 30, 2004. General and administrative expenses were $126,946, of which $95,000 was to a related party, for the three months ended November 30, 2005 as compared to $0 at the three months ended November 30, 2004. These expenses were the result of us commencing limited operations. We have generated $135,000 from a related party in revenue for the six months ended November 30, 2005 as compared to $0 for the six months ended November 30, 2004. General and administrative expenses were $187,971, of which $95,000 was to a related party, for the six months ended November 30, 2005 as compared to $0 for the six months ended November 30, 2004. These expenses were the result of us commencing limited operations.

RESULTS  OF OPERATIONS -- For the five month periods ended May 31, 2005 and 2004

We did not generate any revenue at May 31, 2005. General and administrative expenses were $8,973.00 for the five months ended May 31, 2005 as compared to $0 for the five months ended May 31, 2004. These expenses were the result of us commencing limited operations at March 17, 2005. These expenses contributed to a net loss of $8,973 for the five months ended May 31, 2005 as compared to $0 for the five months ended May 31, 2004.

LIQUIDITY  AND  CAPITAL  RESOURCES

We had no cash or cash equivalents as of May 31, 2005. At May 31, 2005, we had current assets of $40,000 in the form of marketable securities and $21,248 in current liabilities due to a related party. We had no cash or cash equivalents as of November 30, 2005. At November 30, 2005, we had current assets of $1,495,500 in the form of marketable securities in the amount of $1,455,000 and $40,500 in the form of an account receivable from a related party. As of November 30, 2005, we had $201,976 in current liabilities consisting of $109,481 in the form of an account payable and $92,495 due to a related party.

We have no current source of income. Further, without realization of additional capital, it would be unlikely for us to continue as a going concern. A stockholder has agreed that they will advance any additional funds which we need for operating capital and for costs in connection with implementing our business. Such advances will be made without expectation of repayment. There is no minimum or maximum amount such stockholder will advance to us or guarantee that such advances will continue.

Our plan for meeting our liquidity needs may be affected by, but not limited to, the following: demand for our product and/or services, our ability to enter into financing agreements, the threat and/or effects on the travel and leisure industry of future terrorist attacks and limitations on our ability to conduct marketing activities, and other factors.

On March 10, 2004, our then majority shareholder and sole officer and director sold 2,240,000 shares of the company's common stock to Meridian Pacific Investments HK Ltd., a Hong Kong corporation majority owned and controlled by Graham J. Bristow, a citizen of New Zealand, in a private transaction. Such transaction resulted in a change in control of the company. Simultaneously with this transaction, the Board of Directors of the company nominated John R. Kennerley and Joseph A. Joyce to the Board of Directors and all former officers and directors resigned. John R. Kennerley was then named President and Chief Executive Officer, and Joseph A. Joyce as Secretary and Treasurer of the company.

On March 17, 2005, we issued 4,000,000 shares to Meridian Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 rights valued at $0. We recorded no value for the rights since they are acquired from a related party whose basis was zero.

Island Residences Club, Inc ("IRCI"), Meridian Pacific Investments ("Meridian") and PT Island Concepts, Indonesia Tbk ("Island Concepts") are related parties with common ownership and officers before and after the transaction.

Specifically in respect to the following: IRCI is a Delaware Corporation that is publicly reporting but is not publicly trading. Meridian is a Hong Kong company that is privately owned. Island Concepts (www.islandconcepts.com) is an Indonesian Company that is publicly trading on the Surabaya Stock Exchange in Indonesia under the symbol ("ICON"). Graham Bristow is an officer and director in all three companies. Graham Bristow, through direct and indirect ownership, owns 100% of Meridian and approximately 80% of Island Concepts and 70% of IRCI.

On March 17, 2005, Graham James Bristow and Bob Bratadjaya were appointed to the board of directors. Further, Joseph Anthony Joyce resigned as secretary and Bob Bratadjaya was appointed as secretary and treasurer and Graham Bristow was appointed as Chief Executive Officer and president.

On June 20, 2005, we entered into an Investment Agreement (the "Agreement") with Dutchess Private Equities Fund II, LP (the "Investor"). This Agreement provides that, following notice to the Investor, the company may put to the Investor up to $10,000,000 of its common stock for a purchase price equal to 95% of the lowest closing bid price of its common stock during the five day period following that notice. The number of shares that we are permitted to put pursuant to the Agreement is either: (A) 200% of the average daily volume of the common stock for the twenty trading days prior to the applicable put notice date, multiplied by the average of the three daily closing bid prices immediately preceding the put date; or (B) $100,000; provided however, that the put amount can never exceed $1,000,000 with respect to any single put. In connection with this Agreement, we agreed to register the shares issuable pursuant to the Agreement.

On November 16, 2005, we entered into a Share Purchase Agreement with Meridian Pacific Investments ("Meridian"), whereby we will purchase 20.25 million shares and a warrant to purchase 24.25 million shares of PT Island Concepts Indonesia ("ICON") (collectively, the "Shares"). In exchange for the Shares, we agreed to issue Meridian 6,000,000 shares of our restricted common stock. Meridian is considered an affiliate of the company as it owns more than 10% of the outstanding common stock and is controlled by Graham Bristow, who is also the CEO of Island Residences Club.

On November 17, 2005, we entered into a Share Exchange Agreement with Angela Whichard, Inc. ("AWI"), whereby we will exchange 1,600,000 shares of our common stock for 400,000 restricted shares of common stock of Grand Sierra Resorts Corp., a Nevada Corp., owned by AWI. AWI has contracted to purchase up to 51% of the outstanding common stock of Grand Sierra Resorts. In connection with this agreement, AWI also granted us the right to purchase up to 51% of the total outstanding shares of Grand Sierra Resorts. This option was subject to the execution of definitive agreements and expired on December 1, 2005. We received the shares of Grand Sierra Resorts subsequently to November 30, 2005; therefore the transaction was not recorded during the six month period ended November 30, 2005. Subsequent to November 30, 2005, on February 24, 2006, we entered into a Stock Purchase Agreement with DTLL, Inc., a publicly traded Minnesota corporation, whereby we would purchase 400,000 shares of DTLL, Inc. in exchange for 400,000 shares of Grand Sierra Resorts Corporation. DTLL shares were quoted at $2.50 per share as of March 31, 2006 and on February 24, 2006, the transaction date, $1.25.

Subsequent  to  November  30,  2005,  on February 23, 2006, the company and Rich
Woods, an unaffiliated investor, entered into a Stock Purchase Agreement with RotateBlack LLC, a Michigan limited liability company ("RBL"), whereby the company and the investor would purchase 9,400,000 shares of common stock, $.01 par value (the "Shares") of DTLL, Inc., a publicly traded Minnesota corporation. The allocation of the Shares and the company's obligation related thereto was to be determined at closing. The Shares represent approximately 70% of the 13.5 million issued and outstanding common stock of DTLL. The transaction was to result in a change of control of DTLL. The purchase price for the shares to be paid at closing was $1,500,000, represented by cash in the amount of $500,000 and a Secured Note Payable in the amount of $1,000,000 due no later than April 10, 2006. On April 11, 2006, this agreement was terminated. The company did not purchase any shares pursuant to the terms of the Stock Purchase Agreement between the company, RotateBlack LLC and Richard Woods.

                             DESCRIPTION OF PROPERTY

We lease an office at 1769-203 Jamestown Rd., Williamsburg, Virginia 23185 for $300.00 per month. We terminated this lease effective February 2006 and are now leasing on a month to month basis. We are seeking to establish an office in Southern California.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On  July 16, 2002, we issued a total of 1,240,000 shares of our common stock to
T. Chong Weng, our former sole officer, director and shareholder for a total of $124 in services rendered to us. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

On December 31, 2003, we issued T. Chong Weng, our former sole officer, director and shareholder 1,000,000 shares of our $.0001 par value common stock for conversion of debt to equity of $100. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

Due to related party represents expenses paid by related parties on behalf of the company, which are non-interest bearing, unsecured, and due on demand. As of November 30, 2005, the balance of due to a related party was $92,495. This debt is owed to both Meridian Pacific Investments HK Ltd. and Francis Street Pty Ltd, both of which are controlled by Graham Bristow. There is no term or interest on the loans, which will be repaid from income and profits when available.

On March 17, 2005, we issued 4,000,000 shares to Meridian Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 vacation rights valued at $0. We recorded no value for the rights since they are acquired from a related party whose basis was zero. With this acquisition, our business plan includes marketing and selling vacation stay entitlement rights in the form of vacation points. The rights are issued as stay entitlements in the Bali Island Villas in Seminyak, Bali. There is a minimum of 1,000 rights required to be owned for a period of more than one year that entitles the owner of the rights to 10 nights stay valued at $250 per night. These Villas have been developed by and are operated by PT Island Concepts Indonesia Tbk for The Island Residences Club. PT Island Concepts Indonesia Tbk is working with us to
(i) acquire, develop and operate other vacation ownership resorts, (ii) provide financing to individual purchasers of vacation rights and (iii) provide resort management and maintenance services to vacation ownership resorts.

During the three months ended November 30, 2005, we sold 54,000 rights amounting $135,000 to Island Concepts.

During the three months ended November 30, 2005, we paid $95,000 of management fees to Island Concepts.

On November 16, 2005, we entered into a Share Purchase Agreement with Meridian Pacific Investments, whereby we will purchase 20.25 million shares and a warrant to purchase 24.25 million shares of PT Island Concepts Indonesia (collectively, the "Shares"). In exchange for the Shares, we agreed to issue Meridian 6,000,000 shares of our restricted common stock.

Island Residences Club, Inc., Meridian Pacific Investments HK Limited and PT Island Concepts, Indonesia Tbk are related parties with common ownership and officers before and after the transaction.

The company and its major shareholder, Meridian Pacific Investments HK Limited, have similar interests in entities which own investment properties which we do not consider to be competitive with our business. This includes holdings in Island Concepts that we own; vacation rights to use the resort. The properties include units and resort villas in Bali, Indonesia which are being marketed for vacation rights and also to use the villas on a rental basis. Mr. Bristow, as an executive of the company and an executive of the major shareholder, Meridian, reserves the right to do what is reasonably necessary within these constraints to carry out his duties and responsibilities pursuant to the terms thereof. We do not believe that such activities will detract materially from Mr. Bristow's services to us.

On March 1, 2006, we entered into an advisory agreement with Francis Street Pty Ltd. whereby Francis Street would provide certain business consulting services in exchange for 1,000,000 shares of common stock. Graham Bristow, our CEO, controls Francis Street Pty Ltd.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There  is  currently  no  public  market  for  our  securities.

There were 529 record holders of our common stock as of April 7, 2006. We voluntarily agreed to file a registration statement covering all 16,337,000 outstanding shares of common stock. We will bear all expenses incurred in connection with this registration statement.

We have not paid dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business.

                             EXECUTIVE COMPENSATION

We commenced limited business operations in March 2005. Accordingly, we did not pay any cash compensation to our executive officers for the year ended May 31, 2005. We do not expect to pay our executive officers or any other highly compensated executive officers cash compensation on an annualized basis to exceed $100,000 (salary and bonus).

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

Employment  Agreements

On July 1, 2005, we appointed James Rowbotham as Chief Operating Officer and Vice President of Operations for the company for a period of one-year. In connection with this appointment, Mr. Rowbotham will receive 1,000 shares of common stock of the company per month, or an annual total of 12,000 shares.

On July 6, 2005, we entered into an employment agreement with Graham James Bristow whereby Mr. Bristow would serve as our President and CEO for a period of one year, which is renewable thereafter upon agreement by the parties. We agreed to compensate Mr. Bristow with 5,000 shares of common stock per month, equaling 60,000 shares of common stock issuable annually. As of March 31, 2006, no shares have been issued under this agreement.

As of March 31, 2006, our other executive officers agreed to work without compensation until our cash position improves.

Director  Compensation

We  intend  to  pay  directors who are not officers of the company ("Independent
Directors") a fee of $1,000 per meeting of the Board of Directors and any committee thereof (including telephonic meetings) for their services as directors. In addition, we intend to grant options to purchase 15,000 shares of common stock at market price at the time of the grant to each such Independent Director to vest in equal portions over a term of three years. Each Independent Director who is still a member of the Board of Directors at the end of the three year vesting period of the initial grant of options will receive a grant of additional options to purchase 15,000 shares of common stock at the fair market value of the common stock on the date of the grant, with such options to vest over an additional three year period. In addition to such option grants, the Independent Directors will be reimbursed for expenses of attending each meeting of the Board of Directors. Officers of the company who are directors will not be paid any director fees but will be reimbursed for expenses of attending meetings of the Board of Directors.

                             ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Commission at the Commission's Public Reference room at 100 F. Street, North East, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public at the Commission's web site at http://www.sec.gov.

You may also request a copy of these filings, at no cost, by writing or telephoning as follows:

                          ISLAND RESIDENCES CLUB, INC.
                            1769-203  Jamestown  Road
                            Williamsburg,  VA  23185
                                 (757) 927-6848


                              FINANCIAL STATEMENTS
                          ISLAND RESIDENCES CLUB, INC.
                      (FORMERLY ISLAND INVESTMENTS, INC.)
                                 BALANCE SHEET
                               NOVEMBER 30, 2005
                                  (UNAUDITED)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents                      $          -
Account receivable - related party                   40,500
Marketable securities                             1,455,000
                                               -------------
Total assets                                   $  1,495,500
                                               =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Account payable                                $    109,481
Due to related party                                 92,495
                                               -------------
Total liabilities                                   201,976
                                               -------------

STOCKHOLDERS' EQUITY:
Preferred stock, $.0001 par value,
20,000,000 shares authorized;
no shares issued and outstanding                          -
Common stock, $.0001 par value,
100,000,000 shares authorized;
6,490,000 shares issued and outstanding                 649
Additional paid-in capital                           42,075
Shares to be issued                                 226,595
Accumulated comprehensive gain                    1,212,500
Prepaid consulting                                  (19,352)
Deficit accumulated                                (168,943)
                                               -------------

Total stockholders' equity                        1,293,524
                                               -------------

Total liabilities and stockholders' equity     $  1,495,500
                                               =============

The accompanying notes form an integral part of these unaudited financial statements

                          ISLAND RESIDENCES CLUB, INC.
                      (FORMERLY ISLAND INVESTMENTS, INC.)
                            STATEMENTS OF OPERATIONS
   FOR THE THREE MONTH AND SIX MONTH PERIODS ENDED NOVEMBER 30, 2005 AND 2004
                                  (Unaudited)
                                               For the Three Month Periods     For the Six Month Periods
                                                     Ended November 30,            Ended November 30,
                                                    2005           2004           2005           2004
                                               -------------  -------------  -------------  -------------
Net revenue                                    $    135,000   $          -   $    135,000   $          -

Cost of revenue                                      94,500              -         94,500              -
                                               -------------  -------------  -------------  -------------
Gross profit                                         40,500              -         40,500              -

Selling, general and administrative
expenses                                            126,946              -        187,971              -
                                               -------------  -------------  -------------  -------------
Loss from operations before other expense
and provision for income taxes                      (86,446)             -       (147,471)             -

Other expense                                             -              -              -              -
                                               -------------  -------------  -------------  -------------
Loss before provision for income taxes              (86,446)             -       (147,471)             -

Provision for income taxes                                -              -              -              -
                                               -------------  -------------  -------------  -------------
Net loss                                            (86,446)             -       (147,471)             -

Comprehensive gain
Unrealized gain on marketable securities          1,212,500              -              -              -
                                               -------------  -------------  -------------  -------------
Comprehensive income                           $  1,126,054   $          -   $   (147,471)  $          -
                                               -------------  -------------  -------------  -------------
Loss per share - basic and diluted             $      (0.01)  $          -   $      (0.02)  $          -

Weighted average number of shares -
basic and diluted                                 6,283,956     2,240,000       6,261,858      2,240,000
                                               -------------  -------------  -------------  -------------

The accompanying notes form an integral part of these unaudited financial statements

                          ISLAND RESIDENCES CLUB, INC.
                      (FORMERLY ISLAND INVESTMENTS, INC.)
                            STATEMENTS OF CASH FLOWS
           FOR THE SIX MONTH PERIODS ENDED NOVEMBER 30, 2005 AND 2004
                                  (Unaudited)
                                                   2005           2004
                                               -------------  -------------
Cash flows from operating activities:
Net loss                                       $   (147,471)  $          -
Adjustments to reconcile net loss to net
cash used in operating activities:
Issuance of common stock
in exchange for services                              2,500              -
Shares to be issued for consulting service            4,743              -
Issuance of common stock
to convert debt to equity                                 -              -
Decrease in current assets:
Account receivable                                  (40,500)             -
Increase in current liabilities:
Account payable                                     109,481              -
Due to related party                                 71,247              -
                                               -------------  -------------

Total adjustments                                   147,471              -
                                               -------------  -------------

Net cash used in operating activities

Net increase (decrease) in cash
and cash equivalents                                      -              -

CASH AND CASH EQUIVALENTS, BEGINNING                      -              -

CASH AND CASH EQUIVALENTS, ENDING              $          -   $          -
                                               -------------  -------------

SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION:
Interest paid                                  $          -   $          -
                                               -------------  -------------

Income taxes paid                              $          -              -
                                               -------------  -------------

The accompanying notes form an integral part of these unaudited financial statements

                          ISLAND RESIDENCES CLUB, INC.
                       (FORMERLY ISLAND INVESTMENTS, INC.)
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE  1  -  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

A.  Organization  and  Business  Operations

Island Residences Club, Inc, formerly Island Investments, Inc., formerly Hengest Investments, Inc. ("the Company") was incorporated in the State of Delaware on July 16, 2002 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business.

On June 20, 2005, the board of directors resolved to change the company's fiscal year end from December 31 to May 31.

During the three months ended November 30, 2005, the Company began to earn revenue, therefore is no longer a development stage company.

B.  Basis  of  Presentation

The accompanying unaudited financial statements have been prepared by the Company in accordance with generally accepted accounting principles in the United States and pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements, prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures in these financial statements are adequate and not misleading.

In the opinion of management, the unaudited financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the Company's financial position, results of operations and cash flows. Operating results for the quarter ended November 30, 2005 are not necessarily indicative of results for any future period.

C.  Cash  and  Cash  Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

D.  Use  of  Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E.  Income  Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended November 30, 2005.

F.  Basic  and  diluted  net  loss  per  share

Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings per Share ("SFAS 128"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares, stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. At November 30, 2005 there were no dilutive convertible shares, stock options or warrants.

I.  Recent  Pronouncements

In  December  2004,  the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 123 (Revised), Share-Based Payment. This standard revises SFAS No. 123, APB Opinion No. 25 and related accounting interpretations, and eliminates the use of the intrinsic value method for employee stock-based compensation. SFAS No. 123 requires compensation costs related to share based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. Currently, the Company uses the intrinsic value method of APB Opinion No. 25 to value share-based options granted to employees and board members. This standard requires the expensing of all share-based compensation, including options, using the fair value based method. The effective date of this standard for the Company will be January 1, 2006. Management is currently assessing the impact that this new standard will have on the Company's financial statements.

In May 2005, the FASB issued SFAS No. 154, entitled Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The adoption of SFAS 154 did not impact the consolidated financial statements.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

NOTE  2  -  MARKETABLE  SECURITIES

The Company's marketable securities are classified as available-for-sale and, as such, are carried at fair value. All of the securities are comprised of shares of common stock of the investee. Securities classified as available-for-sale may be sold in response to changes in interest rates, liquidity needs, and for other purposes.

The investment in marketable securities represents less than twenty percent (20%) of the outstanding common stock and stock equivalents of the investee, and is quoted on the Surabaya Stock Exchange ("ICON") in Indonesia. As such, each investment is accounted for in accordance with the provisions of SFAS No. 115.

Unrealized holding gains and losses for marketable securities are excluded from earnings and reported as a separate component of stockholder's equity. Realized gains and losses for securities classified as available-for-sale are reported in earnings based upon the adjusted cost of the specific security sold. On November 30, 2005, the investments have been recorded at $1,455,500 based upon the fair value of the marketable securities.

Following is a summary of marketable equity securities classified as available for sale as of November 30, 2005:

Investee Name                            Cost at             Market Value at         Accumulated           Number of Shares
  (Symbol)                          November  30,  2005     November  30, 2005     Unrealized Gain   Held  at  November  30,  2005
--------------------------------    -------------------    -------------------     ---------------   -----------------------------
Island Concepts Indonesia (ICON)         $242,500              $1,455,000            $1,212,500               24,250,000

NOTE  3  -  STOCKHOLDERS'  EQUITY

A.  Preferred  stock

The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations voting and other rights and preference as may be determined from time to time by the Board of Directors.

As  of  November  30,  2005,  no  preferred  stock  has  been  issued.

B.  Common  stock

During the three months ended November 30, 2005, the Company issued 250,000 shares of common stock for services valued at $2,500, which is the fair value of the stock at the time of issuance.

C.  Shares  to  be  issued

During the three months ended November 30, 2005, the Company recorded $24,095 as shares to be issued for consulting service provided and for consulting service to be provided in the future. The shares were value at fair value of the stock at the time of issuance

During the three months ended November 30, 2005, the Company recorded $202,500 in shares to be issued for marketable securities. Since the marketable securities were acquired from a related party, the marketable securities were recorded at the related party's cost to acquire the marketable securities.

D.  Prepaid  consulting:

During the three months ended November 30, 2005, the Company recorded $20,000 prepaid consulting for common stock issued or to be issued for consulting service. During the three months ended November 30, 2005, the Company amortized $648 as an operating expense. The balance of prepaid service at November 30, 2005 is $19,352.

F.  Warrant  and  Options

There are no warrants or options outstanding to issue any additional shares of common stock or preferred stock of the Company.

NOTE  4  -  COMMITMENTS

The Company leased its office space at $400 per month starting on September 1, 2005. This lease will expire on February 28, 2006 and the Company paid the rent on a month to month basis.

Future commitments under the operating lease for the twelve months ending November 30, 2006 are $1,200.

Rent expense for the three months and six months ended November 30, 2005 amount to $1,200 and $1,200, respectively.

NOTE  5  -  RELATED  PARTY  TRANSACTIONS

Due to related party represents expenses paid by related parties on behalf of the Company, which are non-interest bearing, unsecured, and due on demand. As of November 30, 2005, the balance due to the related party amounted to $92,495.

During the three months ended November 30, 2005, the Company sold 54,000 rights amounting $135,000 to Island Concepts.

During the three months ended November 30, 2005, the Company paid $95,000 of management fee to Island Concepts.

On November 16, 2005, the company entered into a Share Purchase Agreement with Meridian Pacific Investments ("Meridian"), whereby the company will purchase
20.25 million shares and a warrant to purchase 24.25 million shares of PT Island Concepts Indonesia ("ICON") (collectively, the "Shares"). In exchange for the Shares, the company agreed to issue Meridian 6,000,000 shares of its restricted common stock.

Island Residences Club, Inc ("IRCI"), Meridian Pacific Investments ("Meridian"), Francis Street PT Limited, and PT Island Concepts, Indonesia Tbk ("Island Concepts") are related parties through common ownership and officers.

Specifically in respect to the following: IRCI is a Delaware Corporation that is publicly reporting but is not publicly trading. Meridian is a Hong Kong company that is privately owned. Francis Street is an Australian company that is privately owned. Island Concepts (www.islandconcepts.com) is an Indonesian Company that is publicly trading on the Surabaya Stock Exchange in Indonesia under the symbol ("ICON"). Graham Bristow is an officer and director in all three companies. Graham Bristow, through direct and indirect ownership, owns 100% of Meridian and approximately 80% of Island Concepts, 100% of Francis Street, and 70% of IRCI.

NOTE  6  -  GOING  CONCERN  CONSIDERATION

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplates the continuation of the Company as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

The management's plans include the sale of membership in The Island Residences Club, a vacation rights club initially based in Bali and the possible acquisition of a suitable business venture to provide the opportunity for the Company to continue as a going concern. However, there can be no assurance that management will be successful in this endeavor.

NOTE  7  -  SUBSEQUENT  EVENTS

On November 17, 2005, the company entered into a Share Exchange Agreement with Angela Whichard, Inc. ("AWI"), whereby the company will exchange 1,600,000 shares of its common stock for 400,000 restricted shares of common stock of Grand Sierra Resorts Corp., a Nevada Corp., owned by AWI. AWI has contracted to purchase up to 51% of the outstanding common stock of Grand Sierra Resorts. In connection with this agreement, AWI also granted the company the right to purchase up to 51% of the total outstanding shares of Grand Sierra Resorts. This option was subject to the execution of definitive agreements and expired on December 1, 2005. The Company received the shares of Grand Sierra Resorts subsequently to November 30, 2005; therefore the transaction was not recorded during the six month period ended November 30, 2005. On February 24, 2006, the Company entered into a Stock Purchase Agreement with DTLL, Inc., a publicly traded Minnesota corporation, whereby the Company would purchase 400,000 shares of DTLL, Inc. in exchange for 400,000 shares of Grand Sierra Resorts Corporation. DTLL share is quoted at $1.25 per share as of February 24, 2006, the transaction date.

On February 23, 2006, the Company and Rich Woods, an unaffiliated investor, entered into a Stock Purchase Agreement with RotateBlack LLC, a Michigan limited liability company ("RBL"), whereby the Company and the investor would purchase 9,400,000 shares of common stock, $.01 par value (the "Shares") of DTLL, Inc., a publicly traded Minnesota corporation ("DTLL"). The allocation of the Shares and the Company's obligation related thereto will be determined at closing. The Shares represent approximately 70% of the 13.5 million issued and outstanding common stock of DTLL. The transaction resulted in a change of control of DTLL. The purchase price for the shares to be paid at closing is $1,500,000, represented by cash in the amount of $500,000 and a Secured Note Payable in the amount of $1,000,000 due no later than April 10, 2006.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To  the  Stockholders  and  Board  of  Directors  Island  Residences  Club, Inc.

We have audited the accompanying balance sheet of Island Residences Club, Inc., a development stage company (the "Company") as of May 31, 2005 and the related statements of operations, stockholders' deficit and cash flows for the five months ended May 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Island Residences Club, Inc. as of May 31, 2005 and the results of its operations and its cash flows for the five months ended May 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $21,472 including net losses of $8,973 and $0 for the five months ended May 31, 2005 and 2004, respectively. These factors as discussed in Note 5 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/S/KABANI  &  COMPANY,  INC.
CERTIFIED  PUBLIC  ACCOUNTANTS
Los  Angeles,  California
January  16,  2006

                          ISLAND RESIDENCES CLUB, INC.
                       (FORMERLY ISLAND INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                  MAY 31, 2005
                                     ASSETS

Current  assets:
    Cash  &  cash  equivalents                              $          -
    Marketable  securities                                        40,000
                                                            -------------
           Total  assets                                    $     40,000
                                                            =============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current  liabilities:
    Due  to  related  party                                 $     21,248
                                                            -------------

           Total  liabilities                                     21,248
                                                            -------------

Stockholders'  equity:
    Preferred  stock,  $.0001  par  value,  20,000,000
    shares authorized;no  shares issued and outstanding                -
    Common  stock,  $.0001  par  value,  100,000,000
    shares  authorized; 6,240,000  shares  issued
    and  outstanding                                                 624
    Additional  paid-in  capital                                  39,600
    Deficit  accumulated  during  the  development  stage        (21,472)
                                                            -------------

      Total  stockholders'  equity                                18,752
                                                            -------------

      Total  liabilities  and  stockholders'  equity        $     40,000
                                                            =============

                          ISLAND RESIDENCES CLUB, INC.
                       (FORMERLY ISLAND INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
           FOR THE FIVE MONTH PERIODS ENDED MAY 31, 2005 AND 2004 AND
          FOR THE PERIOD FROM JULY 16, 2002 (INCEPTION) TO MAY 31, 2005
                                                                        For the period from
                                                                           July 16, 2002
                                                                          (inception) to
                                             May 31, 2005   May 31, 2004   May 31, 2005
                                             -------------  -------------  -------------

Net revenue                                  $          -   $          -   $          -

Cost  of  revenue                                       -              -              -
                                             -------------  -------------  -------------
Gross  profit                                           -              -              -

Selling,  general  and  administrative
  expenses                                          8,973              -         21,472
                                             -------------  -------------  -------------
Loss  from  operations  before  other  expense
  and  provision  for  income  taxes               (8,973)             -        (21,472)

Other  expense
     Interest  expense                                  -              -              -
                                             -------------  -------------  -------------

Loss  before  provision  for  income  taxes        (8,973)             -        (21,472)

Provision  for  income  taxes                           -              -              -
                                             -------------  -------------  -------------

Net  loss                                    $     (8,973)  $          -   $    (21,472)
                                             =============  =============  =============

Loss  per  share  -  basic and diluted       $      (0.00)  $          -   $      (0.01)
                                             =============  =============  =============
Weighted  average  number  of  shares
  basic  and  diluted                           3,526,188      2,240,000      3,526,188
                                             =============  =============  =============

                          ISLAND RESIDENCES CLUB, INC.
                      (FORMERLY ISLAND INVESTMENTS, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
         FOR THE PERIOD FROM JULY 16, 2002 (INCEPTION) TO MAY 31, 2005
                                                                                             Deficit
                                                                                           accumulated
                                                                            Additional     during the        Total
                                                      Common stock            paid-in      development   stockholder's
                                             ----------------------------
                                                 Shares         Amount        capital         stage     equity (deficit)
                                             -------------  -------------  -------------  -------------  -------------
Balance at July 16, 2002                                -   $          -   $          -   $          -   $          -
      (inception)

Issuance of shares for services
   at $0.0001 per share - July 16, 2002         1,240,000            124              -              -            124

Net loss                                                -              -              -           (124)          (124)
                                             -------------  -------------  -------------  -------------  -------------
Balance at December 31, 2002                    1,240,000            124              -           (124)             -

Issuance of shares to convert
   debt to equity
   at $.0001 per share - Dec 31, 2003           1,000,000            100              -              -            100

Net loss                                                -              -              -           (100)          (100)
                                             -------------  -------------  -------------  -------------  -------------
Balance at December 31, 2003                    2,240,000            224              -           (224)             -

Net loss                                                -              -              -        (12,275)       (12,275)
                                             -------------  -------------  -------------  -------------  -------------

Balance at December 31, 2004                    2,240,000            224              -        (12,499)       (12,275)

Issuance of shares for
   vacation interest rights & marketable
   securities at .0001 per shares -
   Mar 17, 2005                                 4,000,000            400         39,600              -         40,000

Net loss                                                -              -              -         (8,973)        (8,973)
                                             -------------  -------------  -------------  -------------  -------------

Balance at May 31, 2005                         6,240,000   $        624   $     39,600   $    (21,472)  $     18,752
                                             =============  =============  =============  =============  =============

                          ISLAND RESIDENCES CLUB, INC.
                      (FORMERLY ISLAND INVESTMENTS, INC.)
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
           FOR THE FIVE MONTH PERIODS ENDED MAY 31, 2005 AND 2004 AND
         FOR THE PERIOD FROM JULY 16, 2002 (INCEPTION) TO MAY 31, 2005
                                                                          For the period
                                                                        from July 16, 2002
                                                                          (inception) to
                                             May 31, 2005   May 31, 2004   May 31, 2005
                                             -------------  -------------  -------------
Cash flows from operating activities:
Net loss                                           (8,973)             -        (21,472)
Adjustments to reconcile net loss to net
  cash used in operating activities:
Issuance of common stock
   in exchange for services                             -              -            124
Issuance of common stock
  to convert debt to equity                             -              -            100
Increase in liabilities:
  Due to related party                              8,973              -         21,248
                                             -------------  -------------  -------------
    Total adjustments                               8,973              -         21,472
                                             -------------  -------------  -------------
    Net cash used in operating activities               -              -              -
                                             -------------  -------------  -------------

Net increase in cash and cash equivalents               -              -              -

Cash and cash equivalents, beginning                    -              -              -
                                             -------------  -------------  -------------
Cash and cash equivalents, ending            $          -   $          -   $          -
                                             =============  =============  =============

Supplemental disclosure of cash flow
  information:
  Interest paid                              $          -   $          -   $          -
                                             =============  =============  =============
  Income taxes paid                          $          -   $          -   $          -
                                             =============  =============  =============

     On  March  17,  2005  the  company  issued  4,000,000  shares  to  Meridian
     Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 rights valued at $0. The company recorded no value for the rights since they are acquired from a related party whose basis was zero.

NOTE  1  -  BUSINESS  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

A.  Organization  and  Business  Operations

Island Residences Club, Inc, formerly Island Investments, Inc., formerly Hengest Investments, Inc (a development stage company)("the Company") was incorporated in the State of Delaware on July 16, 2002 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business.

On March 17, 2005, the Company began business operations, and all activity prior to that date relates to the Company's formation and proposed fund raising.

On June 20, 2005, the board of directors resolved to change the company's fiscal year end from December 31 to May 31, commencing May 31, 2005.

B.  Cash  and  Cash  Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

C.  Use  of  Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D.  Income  Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended May 31, 2005.

E.  Basic  and  diluted  net  loss  per  share

Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings per Share ("SFAS 128"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares, stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. At May 31, 2005 there were no dilutive convertible shares, stock options or warrants.

F.  Recent  Pronouncements

In  December  2004,  the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 123 (Revised), Share-Based Payment. This standard revises SFAS No. 123, APB Opinion No. 25 and related accounting interpretations, and eliminates the use of the intrinsic value method for employee stock-based compensation. SFAS No. 123 requires compensation costs related to share based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. Currently, the Company uses the intrinsic value method of APB Opinion No. 25 to value share-based options granted to employees and board members. This standard requires the expensing of all share-based compensation, including options, using the fair value based method. The effective date of this standard for the Company will be January 1, 2006. Management is currently assessing the impact that this new standard will have on the Company's financial statements.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

NOTE  2  -  STOCKHOLDERS'  EQUITY

A.  Preferred  Stock

The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations voting and other rights and preference as may be determined from time to time by the Board of Directors.

As  of  May  31,  2005,  no  preferred  stock  has  been  issued.

B.  Common  Stock

The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value.

On July 17, 2002 the Company issued 1,240,000 shares of its $.0001 par value common stock to the founder of the Company for services of $124. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

On December 31, 2003 the Company issued an officer of the Company 1,000,000 shares of its $.0001 par value common stock for conversion of debt to equity of $100. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration
"transactions  by  an  issuer  not  involving  any  public  offering."

On March 17, 2005 the company issued 4,000,000 shares to Meridian Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 rights valued at $0. The company recorded no value for the rights since they are acquired from a related party whose basis was zero.

Island Residences Club, Inc ("IRCI"), Meridian Pacific Investments ("Meridian") and PT Island Concepts, Indonesia Tbk ("Island Concepts") are related parties with common ownership and officers before and after the transaction.

Specifically in respect to the following: IRCI is a Delaware Corporation that is publicly reporting but is not publicly trading. Meridian is a Hong Kong company that is privately owned. Island Concepts (www.islandconcepts.com) is an Indonesian Company that is publicly trading on the Surabaya Stock Exchange in Indonesia under the symbol ("ICON"). Graham Bristow is an officer and director in all three companies. Graham Bristow, through direct and indirect ownership, owns 100% of Meridian and approximately 80% of Island Concepts and 70% of IRCI.

C.  Warrant  and  Options

There are no warrants or options outstanding to issue any additional shares of common stock or preferred stock of the Company.

NOTE  3  -  RELATED  PARTY  TRANSACTIONS

The Company neither owns nor leases any real or personal property. Office services are provided without charge by the officers and directors of the Company. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such person may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Due to related party represents expenses paid by related parties on behalf of the Company, which are non-interest bearing, unsecured, and due on demand. As of May 31, 2005, the balance of due to related party amount to $21,248.

NOTE  4  -  CONCENTRATIONS

The company has the majority of its operations located in Indonesia. The company relies on its Indonesian operations to provide the services for the sale of the vacation rights. These operations are subject to the ongoing sales and marketing programs, the availability of staff, and the maintenance of the facilities located in Bali, Indonesia.

NOTE  5  -  GOING  CONCERN  CONSIDERATION

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplates the continuation of the Company as a going concern. However, the Company is in the development stage, and has no current sources of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

The management's plans include the sale of vacation rights to stay entitlements at Island Villas Bali that are owned by an affiliate of the Company, Island Concepts Indonesia, for the Company to continue as a going concern. The company has 4,000,000 vacation rights in inventory for sale. It has sold 54,000 rights amounting $135,000 subsequent to the year end, to a related party (unaudited) and continues to market the rights for sale. However, there can be no assurance that management will be successful in this endeavor.

NOTE  6  -  SUBSEQUENT  EVENTS

On June 20, 2005, the Company entered into an Investment Agreement (the "Agreement") with Dutchess Private Equities Fund II, LP (the "Investor"). This Agreement provides that, following notice to the Investor, the Company may put to the Investor up to $10,000,000 of its common stock for a purchase price equal to 95% of the lowest closing bid price of its common stock during the five day period following that notice. The number of shares that the Company are permitted to put pursuant to the Agreement is either: (A) 200% of the average daily volume of the common stock for the twenty trading days prior to the applicable put notice date, multiplied by the average of the three daily closing bid prices immediately preceding the put date; or (B) $100,000; provided however, that the put amount can never exceed $1,000,000 with respect to any single put.

In connection with this agreement, the Company agreed to register the shares issuable pursuant to the agreement.

On June 20, 2005, the board of directors resolved to change the company's fiscal year end from December 31 to May 31, commencing May 31, 2005.

Effective July 1, 2005, Island Residences Club, Inc. appointed James Rowbotham as Chief Operating Officer and Vice President of Operations for the company for a period of one-year. In connection with this appointment, Mr. Rowbotham will receive 1,000 shares of common stock of the company per month, or an annual total of 12,000 shares.

On November 16, 2005, the company entered into a Share Purchase Agreement with Meridian Pacific Investments ("Meridian"), whereby the company will purchase
20.25 million shares and a warrant to purchase 24.25 million shares of PT Island Concepts Indonesia ("ICON") (collectively, the "Shares"). In exchange for the Shares, the company agreed to issue Meridian 6,000,000 shares of its restricted common stock. Meridian is considered an affiliate of the company as it owns more than 10% of the outstanding common stock and is controlled by Graham Bristow, who is also the CEO of Island Residences Club.

On November 17, 2005, the company entered into a Share Exchange Agreement with Angela Whichard, Inc. ("AWI"), whereby the company will exchange 1,600,000 shares of its common stock for 400,000 restricted shares of common stock of Grand Sierra Resorts Corp., a Nevada Corp., owned by AWI. AWI has contracted to purchase up to 51% of the outstanding common stock of Grand Sierra Resorts. In connection with this agreement, AWI also granted the company the right to purchase up to 51% of the total outstanding shares of Grand Sierra Resorts. This option was subject to the execution of material definitive agreement(s) and expired on December 1, 2005.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

There were no changes in or disagreements with accountants on accounting and financial disclosure for the period covered by this report.

                PART II- INFORMATION NOT REQUIRED IN A PROSPECTUS

               ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under Delaware law, a corporation may indemnify its officers, directors, employees, and agents, including indemnification of these persons against liability under the Securities Act of 1933.

In addition, Section 102(b)(7) of the Delaware General Corporation Law and Island Residences' Certificate of Incorporation provide that a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

- For any breach of the director's duty of loyalty to the corporation or its stockholders;
- For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
-     For  paying  a  dividend  or  approving a stock repurchase in violation of
Section  174  of  the  Delaware  General  Corporation  Law;  or
- For any transaction from which the director derived an improper personal benefit.

The effect of these provisions may be to eliminate the rights of Island Residences and its stockholders, through stockholders derivative suits on behalf of Island Residences, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from negligent or grossly negligent behavior, except in the situations described in clauses set forth above in the preceding sentence.

              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following sets forth the expenses in connection with this offering. Island Residences shall bear all these expenses. All amounts set forth below are estimates, other than the SEC registration fee.

SEC  Registration  Fee              $ 1,748.06
Legal  Fees  and  Expenses          $25,000.00
Accounting  Fees  and  Expenses     $10,000.00
Miscellaneous                       $ 5,000.00
                                    ----------
TOTAL                               $41,748.06

                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On July 17, 2002, we issued 1,240,000 shares of our $.0001 par value common stock to the founder of the company for services of $124. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

On December 31, 2003, we issued an officer of the company 1,000,000 shares of our $.0001 par value common stock for conversion of debt to equity of $100. The shares were deemed to have been issued pursuant to an exemption provided by
Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

On March 17, 2005, we issued 4,000,000 shares to Meridian Pacific Investments HK Ltd for the transfer of 4,000,000 shares of PT Island Concepts Indonesia Tbk valued at $40,000 and 4,000,000 rights valued at $0. We recorded no value for the rights since they are acquired from a related party whose basis was zero. The shares were deemed to have been issued pursuant to an exemption provided by
Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

Island Residences Club, Inc. ("IRCI"), Meridian Pacific Investments ("Meridian") and PT Island Concepts, Indonesia Tbk ("Island Concepts") are related parties with common ownership and officers before and after the transaction.

Specifically in respect to the following: IRCI is a Delaware Corporation that is publicly reporting but is not publicly trading. Meridian is a Hong Kong company that is privately owned. Island Concepts (www.islandconcepts.com) is an Indonesian Company that is publicly trading on the Surabaya Stock Exchange in Indonesia under the symbol ("ICON"). Graham Bristow is an officer and director in all three companies. Graham Bristow, through direct and indirect ownership, owns 100% of Meridian and approximately 80% of Island Concepts and 70% of Island Residences.

During the three months ended November 30, 2005, we issued 250,000 shares of common stock for services valued at $2,500, which is the fair value of the stock at the time of issuance. The securities issued in the foregoing transaction were offered and sold in reliance upon exemptions from the Securities Act of 1933 set forth in Section 4(2) of the Securities Act, and any regulations promulgated there under, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sale of securities. All shares were issued with a Rule 144 restrictive legend.

Subsequent to November 30, 2005, we issued 2,172,000 common shares, $.0001 par value to advisors and consultants for services pursuant to advisory and consultancy agreements. We also issued 6,000,000 shares, $.0001 par value to Meridian Pacific Investments pursuant to the Share Purchase Agreement dated November 16, 2005. Meridian is considered an affiliated entity as it owns more than 10% of the company's common stock and is controlled by Graham Bristow, CEO of the company. The securities issued in the foregoing transactions were offered and sold in reliance upon exemptions from the Securities Act of 1933 set forth in Section 4(2) of the Securities Act, and any regulations promulgated there under, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sale of securities. All shares were issued with a Rule 144 restrictive legend.

In March 2006, we issued 1,600,000 shares of common stock, $.0001 par value to Angela Whichard, Inc. in connection with a share purchase agreement dated November 17, 2005. The securities issued in the foregoing transaction were offered and sold in reliance upon exemptions from the Securities Act of 1933 set forth in Section 4(2) of the Securities Act, and any regulations promulgated there under, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sale of securities. All shares were issued with a Rule 144 restrictive legend.

In March 2006, we issued 75,000 shares of common stock, $.0001 par value for legal services. The securities issued in the foregoing transaction were offered and sold in reliance upon exemptions from the Securities Act of 1933 set forth in Section 4(2) of the Securities Act, and any regulations promulgated there under, relating to sales by an issuer not involving any public offering. No underwriters were involved in the foregoing sale of securities. All shares were issued with a Rule 144 restrictive legend.

                                ITEM 27. EXHIBITS

The following is a list of exhibits required by Item 601 of Regulation S-B that are filed or incorporated by reference. The exhibits that are incorporated by reference from Island Residences' prior SEC filings are noted on the exhibit index. The other exhibits are attached hereto and are being filed with the SEC as part of this registration statement.

Exhibit
Number     Description  of  Exhibit
           ------------------------

(3)(i)     Certificate  of  Incorporation.  (1)
(3)(ii)    Amendment  to  Certificate  of  Incorporation  (2)
(3)(iii)   By-laws  (1)
(4.1)      Form  of  Common  Stock  Certificate  (1)
(5.1)      Opinion  of  Weed  &  Co.  LLP  re:  legality*
(10.1) Agreement for the Purchase of Common Stock dated as of March 10, 2004, by and between Meridian Pacific Investments HK Ltd. and
           T. Chong Weng.(3)
(10.2) Agreement for the Purchase of Common Stock dated as of March 17, 2005 between Meridian Pacific Investments HK Ltd. and Island Residences Club, Inc. (4)
(10.3)     Investment Agreement with Dutchess Private Equities Fund II, L.P. (5)
(10.4) Registration Rights Agreement with Dutchess Private Equities Fund II, L.P. (5)
(10.5)     Employment  Agreement  with  Graham  James  Bristow
(10.6)     Advisory  Agreement  with  Francis  Street  Pty  Limited
(10.7)     Share  Exchange  Agreement  with  Angela  Whichard,  Inc.  (6)
(10.8)     Share  Purchase  Agreement  with  Meridian  Pacific  Investments  (6)
(10.9)     Stock  Purchase  Agreement  with  RotateBlack,  LLC  (7)
(10.10)    Stock  Purchase  Agreement  with  DTLL,  Inc.  (7)
(23.1)     Consent  of  Independent  Auditors,  Kabani  &  Co.,  CPAs
(23.2)     Consent  of  Weed  &  Co.  LLP  (included  in  Exhibit  5.1)*

(1) Filed as an exhibit to our Form 10-SB filed August 21, 2002 (File No. 000-49978)
(2)  Filed  as  an  exhibit  to  our  Form  8-K  dated  March  31,  2005
(3)  Filed  as  an  exhibit  to  our  Form  8-K  dated  March  10,  2004
(4)  Filed  as  an  exhibit  to  our  Form  8-K  dated  March  17,  2005
(5)  Filed  as  an  exhibit  to  our  Form  8-K  dated  June  20,  2005
(6)  Filed  as  an  exhibit  with  Form  8-K  dated  October  21,  2005
(7)  Filed  as  an  exhibit  with  Form  8-K  dated  February  24,  2006
*To  be  filed  by  amendment

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                              ITEM 28. UNDERTAKINGS

Island  Residences  Club,  Inc.  undertakes  to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it is reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Williamsburg, State of Virginia, on April 27, 2006.


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


     Signature  /s/Graham  Bristow
                ------------------
     Title:  Graham  Bristow,  Chief  Executive  Officer

                         Date:  April  27,  2006

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/  Graham  Bristow
--------------------
Graham  Bristow   Chief  Executive  Officer, President, Director  April 27, 2006

/s/  John  Kennerley
--------------------
John  Kennerley                    Chairman                       April 27, 2006

/s/Bob  Bratadjaya
------------------
Bob  Bratadjaya     Secretary,  Treasurer  (Chief  Financial
                      Officer/Principal Accounting  Officer)      April 27, 2006

/s/James  Rowbotham
-------------------
James Rowbotham           Chief Operating Officer/
                          Vice President Operations               April 27, 2006

/s/Joseph  Anthony  Joyce          Director                       April 27, 2006
-------------------------
/s/Joseph Anthony Joyce